 _____________________________________________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

 _____________________________________________________________________________
                                   FORM 8-KA
                               (AMENDMENT NO. 2)
 _____________________________________________________________________________

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               DECEMBER 16, 1998
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                        COMMISSION FILE NUMBER [      ]

  ___________________________________________________________________________
                             EURONET SERVICES INC.
           (Exact name of the registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   74-2806888
                      (I.R.S. employer identification no.)

                                14-24 HORVAT U.
                                 1027 BUDAPEST
                                    HUNGARY
                    (Address of principal executive offices)

                                 36-1-224-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)


This Current Report on Form 8-K/A amends and supersedes, to the extent set forth herein, the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission December 16, 1998.

This Amendment No. 2 to the Registrant's Current Report on Form 8-K dated December 16, 1998 (the "REPORT"), relates to the Euronet Services Inc.'s (the "Company") completion of the acquisition of Arkansas Systems Inc., a corporation organized and existing under the laws of the State of Arkansas ("ARKSYS"), by means of a merger of AE Merger Corp., an Arkansas corporation and a wholly owned subsidiary of the Company ("Merger Sub"), with and into Arksys (the "Merger") with Arksys remaining as the surviving corporation, pursuant to the Agreement and Plan of Merger and Reorganization, December 2, 1998 (the "MERGER AGREEMENT"), among the Company, Merger Sub and ARKSYS. The purpose of this Amendment is to amend Item 7(b) to provide the required Financial Statements of the business acquired and pro forma financial information relating to the business combination between the Company and ARKSYS which was impracticable to provide at the time the Registrant filed this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits -

(a) Financial Statements of Business Acquired

The following audited financial statements of ARKSYS are contained on pages [2] to [20] of this report:

   Report of Independent Auditors

   Consolidated Balance Sheets as of December 30, 1997 and December 31, 1996

   Consolidated Statements of Income for the years ended December 31, 1997 and 1996

   Consolidated Statements of changes in Shareholders' Equity at December 31, 1997 and 1996

   Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996

   Notes to Combined Financial Statements

The following unaudited financial statements of ARKSYS are contained on pages [21] to [23] of this report:

   Consolidated Balance Sheet as of September 30, 1998

   Consolidated Statements of Operations for the nine month periods ended September 30, 1998 and 1997

   Consolidated Statements of Cash Flows for the nine month periods ended September 30, 1998 and 1997


(b) Pro Forma Financial Information (unaudited):

The following unaudited pro forma financial information is contained on pages [24] to [28] of this report:

   Introduction to Unaudited Pro Forma Condensed Combined Financial Information;

   Pro Forma Condensed Combined Balance Sheet as of September 30, 1998;

   Pro Forma Condensed Combined Statement of Operations for the nine month period ended September 30, 1998

   Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997;

   Notes to Unaudited Pro Forma Condensed Combined Financial Information.

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Arkansas Systems, Inc. and Subsidiaries d/b/a ARKSYS

We have audited the accompanying consolidated balance sheet of Arkansas Systems, Inc. and Subsidiaries d/b/a ARKSYS as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit. The financial statements of ARKSYS for the year ended December 31, 1996, were audited by other auditors whose report dated May 1, 1997, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ARKSYS as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


March 30, 1998



By: /s/ Ernst & Young LLP
   ----------------------------
   Ernst & Young LLP

              CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997
                             AND DECEMBER 31, 1996


                                                                                  DECEMBER 31
                                                                            1997                1996
                                                                      -------------------------------------
ASSETS
Current assets:
     Cash and cash equivalents                                               $2,438,246         $   579,308
     Investment securities                                                       57,660               4,700
     Accounts receivable:
       Trade, less allowance for doubtful accounts of $252,000 in
          1997 and  1996                                                      2,870,388           1,739,345
       Other                                                                     33,622              32,215
     Note receivable from affiliate                                              26,555               8,852
     Income taxes receivable                                                          -             286,930
     Costs and estimated earnings in excess of billings on software
       installation contracts                                                   640,165             346,138
     Deferred income taxes                                                      331,536             228,391
     Prepaid expenses and other assets                                          116,281             171,436
                                                                      ---------------------------------------
Total current assets                                                          6,514,453           3,397,315


Investment in affiliates                                                        499,116             412,951
Receivable from affiliates                                                      390,121           1,077,646
Investment securities                                                                 -              51,025
Net property and equipment                                                      879,500           2,227,096
Cash surrender value of life insurance policies                                 847,620             801,387
                                                                      ---------------------------------------
Total assets                                                                 $9,130,810          $7,967,420
                                                                      =======================================
LIABILITES
Current liabilities:
     Accounts payable                                                       $   388,151         $   442,226
     Income taxes payable                                                       189,055                   -
     Accrued expenses                                                         1,153,549             742,078
     Advance payments on contracts                                            1,253,385             947,903
     Billings in excess of costs and estimated earnings on software
       installation contracts                                                   316,713             239,507
                                                                      ---------------------------------------
Total current liabilities                                                     3,300,853           2,371,714

Deferred compensation                                                           476,790             404,195
Deferred income taxes                                                                 -              21,050
Deferred rent                                                                    68,573              43,917
                                                                     ---------------------------------------
Total liabilities                                                             3,846,216           2,840,876

Stockholders' equity:
     Common stock, ($.000167 par value, authorized 6,000,000 shares;
       issued and outstanding: 1997--2,654,461; 1996--2,651,691
                                                                                    442                 442

     Additional paid in capital                                                 387,518             368,066
     Unrealized gain on investments (net of tax of $1,524 in 1997 and
       $959 in 1996)                                                              2,454               1,545
     Retained earnings                                                        6,632,772           6,388,778
                                                                      ---------------------------------------
                                                                              7,023,186           6,758,831
     Less treasury stock, at cost (1997--1,090,935 shares;
       1996--1,071,388 shares)                                               (1,738,592)         (1,632,287)
                                                                      ---------------------------------------
Total stockholders' equity                                                    5,284,594           5,126,544
                                                                      ---------------------------------------
Total liabilities and stockholders' equity                                  $ 9,130,810         $ 7,967,420
                                                                      =======================================

                            See accompanying notes.

           CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED
                           DECEMBER 31, 1997 AND 1996

                    Arkansas Systems, Inc. and Subsidiaries
                                  d/b/a ARKSYS

                                                                YEAR ENDED DECEMBER 31
                                                                 1997             1996
                                                           ----------------------------------
Revenue:
     Software, maintenance and related revenue                 $11,143,465       $9,192,581
     Gross profit on hardware sales                                292,045          412,876
                                                           ----------------------------------
Total revenue                                                   11,435,510        9,605,457

Operating expense:
     Salaries, wages and employee benefits                       8,147,139        7,167,775
     Depreciation                                                  260,980          283,018
     Other general and administrative                            3,606,598        2,745,373
     Expenses billed to customers                                 (896,984)        (820,998)
                                                           ----------------------------------
Total operating expense                                         11,117,733        9,375,168
                                                           ----------------------------------
Earnings from operations                                           317,777          230,289

Other income (expense):
     Interest income                                               110,663          126,211
     Interest expense                                                  (12)          (5,520)
     Gain (loss) on sale of property                              (157,306)          69,525
     Other, net                                                    105,970          143,394
                                                           ----------------------------------
Total other income                                                  59,315          333,610
                                                           ----------------------------------
Income before equity in loss of affiliates and income              377,092          563,899
 taxes
Equity in loss of affiliates                                       (16,978)         (79,646)
                                                           ----------------------------------
Income before income taxes                                         360,114          484,253

Provision for income taxes:
     Current                                                       240,315            5,570
     Deferred                                                     (124,195)          85,313
                                                           ----------------------------------
                                                                   116,120           90,883
                                                           ----------------------------------
Net income                                                     $   243,994       $  393,370
                                                           ==================================

                            See accompanying notes.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AT DECEMBER 31, 1997
                                   AND 1996

                    Arkansas Systems, Inc. and Subsidiaries
                                 d/b/a ARKSYS


                                                     ADDITIONAL     UNREALIZED
                                          COMMON      PAID-IN      GAIN (LOSS)     RETAINED       TREASURY
                                           STOCK      CAPITAL     ON INVESTMENTS   EARNINGS         STOCK            TOTAL
                                   --------------------------------------------------------------------------------------------
Balance at January 1, 1996                  $442      $346,766        $(2,143)    $5,995,408      $(1,520,456)     $4,820,017
  Net income for 1996                          -             -              -        393,370                -         393,370
  Sales of stock to employees                  -        21,300              -              -                -          21,300
  Purchases of treasury
   stock--(16,090 shares at $6.95
   average per share)                          -             -              -              -         (111,831)       (111,831)
  Change in unrealized gain (loss)
   on investments                              -             -          3,688              -                -           3,688
                                   --------------------------------------------------------------------------------------------
Balance at December 31, 1996                 442       368,066          1,545      6,388,778       (1,632,287)      5,126,544
  Net income for 1997                          -             -              -        243,994                -         243,994
  Sales of stock to employees                  -        19,452              -              -                -          19,452
  Purchases of treasury
   stock--(19,547 shares at $5.44
   average per share)                          -             -              -              -         (106,305)       (106,305)
  Change in unrealized gain (loss)
   on investments                              -             -            909              -                -             909
                                   --------------------------------------------------------------------------------------------
Balance at December 31, 1997                $442      $387,518        $ 2,454     $6,632,772      $(1,738,592)     $5,284,594
                                   ============================================================================================

See accompanying notes.

           CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                          DECEMBER 31, 1997 AND 1996

                    Arkansas Systems, Inc. and Subsidiaries
                                 d/b/a ARKSYS

                                                                 YEAR ENDED DECEMBER 31
                                                                  1997             1996
                                                         -------------------------------------
OPERATING ACTIVITIES
Net income                                                    $   243,994        $  393,370
Adjustments to reconcile net income to cash provided
 by (used in) operating activities:
    Provision for bad debts                                             -            52,000
    Depreciation                                                  260,980           283,018
    (Gain) loss on sale of property                               157,305           (69,525)
    Undistributed loss of affiliates                               16,978            79,646
    Deferred income taxes                                        (124,195)           86,272
Changes in operating assets and liabilities:
 Accounts and other receivables                                (1,132,450)         (737,798)
 Receivable from affiliates                                       669,822          (477,062)
 Income taxes receivable                                                -            38,305
 Income taxes payable                                             475,420                 -
 Costs and estimated earnings in excess of billings on
  software installation contracts                                (294,027)         (202,809)
 Prepaid expenses and other assets                                 55,155            84,315
 Cash surrender value of life insurance policies                  (46,233)           48,431
 Accounts payable and accrued expenses                            357,396          (139,574)
 Advance payments on contracts                                    305,482           448,810
 Billings in excess of costs and estimated earnings on
  software installation contracts                                  77,206          (104,248)
 Deferred compensation                                             72,595           (61,386)
 Deferred rent                                                     24,656            43,917
                                                         -------------------------------------
Net cash provided (used) by operating activities                1,120,084          (234,318)

INVESTING ACTIVITIES
Proceeds from sale and maturities of investment
 securities                                                             -           315,539
Proceeds from sale of property and equipment                      963,783           193,520
Purchases of property and equipment                               (50,962)         (595,556)
Purchases of investment securities                                   (461)           (3,140)
Additional investment in affiliates                               (86,653)         (265,480)
                                                         -------------------------------------
Net cash provided (used) by investing activities                  825,707          (355,117)

FINANCING ACTIVITIES
Proceeds from sale of stock                                        19,452            21,300
Purchase of treasury stock                                       (106,305)         (111,831)
                                                         -------------------------------------
Net cash used by financing activities                             (86,853)          (90,531)
                                                         -------------------------------------
Increase (decrease) in cash and cash equivalents                1,858,938          (679,966)

Cash and cash equivalents:
 Beginning balance                                                579,308         1,259,274
                                                         -------------------------------------
 Ending balance                                               $ 2,438,246        $  579,308
                                                         =====================================

See accompanying notes.

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Founded in 1975 and managed by software professionals Arkansas Systems, Inc. and Subsidiaries d/b/a ARKSYS, ("ARKSYS" or the "Company") sells payment and financial transaction delivery systems worldwide. ARKSYS is a closely-held, independently controlled corporation that is owned 98%, directly and indirectly, by current employees.

ARKSYS provides payment and transaction processing solutions on the IBM AS/400 platform. Its core solution, Integrated Transaction Management ("ITM"), is a modular, comprehensive software architecture for ARKSYS' offerings. Offerings include:

   ATM and network processing software
   Electronic funds transfer software interfaces
   Electronic funds transfer switch control software
   Credit/debt card processing software
   Corporate cash management and personal financial management access products

Headquartered in Little Rock, Arkansas, ARKSYS has satellite offices in Budapest, Hungary, and Orlando, Florida. Arkansas-based marketing and regional sales representatives and a global network of distributors market and sell its offerings and services. Technical staff members, which include delivery, development, research and support personnel, are based in Little Rock.

ARKSYS' client base includes more than 350 active clients in the United States and approximately 70 countries worldwide. ARKSYS has approximately 140 employees.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Arkansas Systems, Inc. and its wholly owned subsidiary, Arkansas Systems, Inc. International (a Foreign Sales Corporation). All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH EQUIVALENTS

ARKSYS considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVESTMENT SECURITIES

All marketable securities are classified as available-for-sale and are available to support current operations or to take advantage of other investment opportunities. Those securities are stated at estimated fair value based upon market quotes. Unrealized gains and losses, net of tax, are computed on the basis of specific identification and are included in Retained Earnings. Realized gains, realized losses, and declines in value, judged to be other-than-temporary, are included in Other Income. The cost of securities sold is based on the specific identification method and interest earned is included in Other Income.

INVESTMENT IN COMMON STOCK OF LIMITED LIABILITY COMPANIES

ARKSYS is accounting for its investments in Arkansas Systems Building Company, LLC, a 48.389% owned affiliate, Arkansas Systems Land Company, LLC, a 50% owned affiliated, Chenal Technology Center, LLC, a 17% owned affiliate, and EFT Network Services, LLC, a 33 1/3% owned affiliate, by the equity method of accounting. Under this method, ARKSYS's share of the net income or loss of each affiliate is recognized in ARKSYS's income statement and reflected in ARKSYS's investment account, and dividends received from an affiliate are treated as a reduction of the investment account.

RECOGNITION OF REVENUES

ARKSYS offers banking and financial software products under licensing agreements with monthly and annual maintenance support. Revenues from licensing agreement contracts are recognized on a percentage of completion basis whereby a pro rata portion of revenue and related costs are recognized as the work progresses. Maintenance agreement revenues are recognized over the terms of the maintenance contracts on a monthly basis. Licensing and maintenance contract revenues received before they are earned are included in the balance sheets as "Advance payments on contracts".

FINANCIAL INSTRUMENTS WITH MARKET RISK AND CONCENTRATION OF CREDIT RISK

ARKSYS maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. ARKSYS has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Also, ARKSYS's investment portfolio is comprised primarily of U.S. Government obligations which are backed by the full faith and credit of the United States Government.

The concentration of credit risk in the Company's receivables with respect to the financial services industry is mitigated by the Company's credit evaluation policy, reasonably short collection terms and geographical dispersion of sales transactions. The Company generally does not require collateral or other security to support accounts receivables.

In 1997 and 1996, sales to foreign customers represented approximately 62% and 38% of total sales, respectively. No individual customer accounted for more than 10% of total sales in either year.

At December 31, 1997, 74% of the Company's total accounts receivable resulted from foreign sales. Customers in Hungary accounted for approximately 13% of the Company's total accounts receivable at December 31, 1997.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight line method. The building and building additions have been assigned depreciable lives of 10 to 30 years. The depreciable lives of automobiles, office furniture and data processing equipment are 3 to 8 years.

IMPAIRMENT OF ASSETS

The Company accounts for any impairment of its long-lived assets using SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed Of". Under SFAS No. 121, impairment losses are recognized when information indicates the carrying amount of long-lived assets, identifiable intangibles and any goodwill related to those assets will not be recovered through future operations or sale.

INCOME TAXES

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

RESEARCH AND DEVELOPMENT EXPENDITURES

Research and development expenditures, consisting primarily of employee salaries and computer-related expenses, incurred for the development of new software systems, are expensed as incurred and amounted to approximately $1,700,000 and $1,600,000 in 1997 and 1996, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs included in other general and administrative expenses totaled $66,390 and $33,318 in 1997 and 1996, respectively.

STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and accordingly, recognized no compensation expense for the stock option grants.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued Statement No. 130 "Reporting Comprehensive Income", ("FAS 130"), and Statement No. 131 "Disclosure about Segments of an Enterprise and Related Information" ("FAS 131"). The Company is required to adopt these statements in 1998. FAS 130 establishes new standards for reporting and displaying comprehensive income and its components. FAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation and major customers. Adoption of these Statements is expected to have no impact on the Company's consolidated financial position, results of operations or cash flows.

RECLASSIFICATIONS

Certain December 31, 1996 amounts have been reclassified to conform to the December 31, 1997 presentation.

2. INVESTMENT SECURITIES

The cost and fair value of investments in debt and equity securities consist of the following as of December 31:

                                                                         1997
                                             --------------------------------------------------------------------
                                                                         GROSS           GROSS
                                                                       UNREALIZED      UNREALIZED      FAIR
                                                      COST               GAINS           LOSSES        VALUE
                                             --------------------------------------------------------------------
Equity securities                                 $   3,791         $   2,844        $      -       $  6,635
Obligations of local governments                     49,891             1,134               -         51,025
                                             --------------------------------------------------------------------
                                                  $  53,682         $   3,978        $      -       $ 57,660
                                             ====================================================================

                                                                         1996
                                             --------------------------------------------------------------------
                                                                         GROSS           GROSS
                                                                       UNREALIZED      UNREALIZED      FAIR
                                                        COST             GAINS           LOSSES        VALUE
                                             --------------------------------------------------------------------
Equity securities                                 $   3,330          $  1,624          $    254       $  4,700
Obligations of local governments                     49,891             1,134                 -         51,025
                                             --------------------------------------------------------------------
                                                  $  53,221          $  2,758          $    254       $ 55,725
                                             ====================================================================

Debt securities at December 31, 1997 have a contractual maturity due date in 1998.

The fair market value of these financial instruments is based upon quoted market prices for these or similar investments.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

                                                                         1997                 1996
                                                                   ----------------------------------
     Land                                                          $     107,088         $    346,502
     Building and improvements                                             6,747            1,600,955
     Data processing equipment                                         2,088,947            2,047,767
     Office equipment and automobiles                                    591,935              651,545
                                                                   ----------------------------------
                                                                       2,794,717            4,646,769
     Less accumulated depreciation                                    (1,915,217)          (2,419,673)
                                                                   ----------------------------------
     Net property and equipment                                    $     879,500         $  2,227,096
                                                                   ==================================

4. CONTRACTS IN PROCESS

The software installation contracts in process consist of the following as of December 31:

                                                                          1997              1996
                                                                  -------------------------------------
     Costs and estimated earnings on software installation
      contracts                                                    $    3,911,139        $  1,874,680
     Less billings to date                                             (3,587,687)         (1,768,049)
                                                                  -------------------------------------
                                                                   $      323,452        $    106,631
                                                                  =====================================

Components are included in the accompanying balance sheets under the following captions:

                                                                         1997              1996
                                                                  -------------------------------------
     Costs and estimated earnings in excess of billings on
      software installation contracts                                  $ 640,165           $ 346,138
     Billings in excess of costs and estimated earnings on
      software installation contracts                                   (316,713)           (239,507)
                                                                  -------------------------------------
                                                                       $ 323,452           $ 106,631
                                                                  =====================================

5. INVESTMENT IN LIMITED LIABILITY COMPANIES (UNAUDITED)

Condensed financial information for Arkansas Systems Building Company, LLC; Arkansas Systems Land Company, LLC; EFT Network Services, LLC; and Chenal Technology Center, LLC consist of the following as of and for the year ended December 31:

                                                                         1997
                                     BUILDING COMPANY      LAND COMPANY      NETWORK SERVICES   TECHNOLOGY CENTER
                                   ------------------------------------------------------------------------------
Assets
Cash                                 $        381,480      $          267    $      54,597      $       17,352
Property and equipment (net)               11,467,503                   -          201,297             168,460
Other                                               -             421,453          112,213           2,427,481
                                   ------------------------------------------------------------------------------
Total assets                         $     11,848,983      $      421,720    $     368,107      $    2,613,293
                                   ==============================================================================

Liabilities and equity
Payable to ARKSYS                    $        389,121      $        1,000    $      26,555      $            -
Other payables                                      -                   -           42,733              30,939
Debt                                       10,602,196             421,453                -           2,077,886
Capital                                       623,398              80,525          676,628             804,662
Retained earnings (deficit)                   234,268             (81,258)        (377,809)           (300,194)
                                   ------------------------------------------------------------------------------
Total liabilities and equity         $     11,848,983      $      421,720    $     368,107      $    2,613,293
                                   ==============================================================================

Revenue                              $      1,999,697      $            -    $     372,453      $      303,100
Cost of sales                                       -                   -           39,115             180,931
Operating expenses                          1,823,436              41,719          567,892             216,723
                                   ------------------------------------------------------------------------------
Net income (loss)                    $        176,261      $      (41,719)   $    (234,554)     $      (94,554)
                                   ==============================================================================
Percent owned by ARKSYS                        48.389%                 50%           33.33%                 17%
                                   ==============================================================================

                                                                         1996
                                     BUILDING COMPANY      LAND COMPANY      NETWORK SERVICES   TECHNOLOGY CENTER
                                   ------------------------------------------------------------------------------
Assets
Cash                                 $        324,700     $           383       $      15,714      $        7,597
Property and equipment (net)               10,696,012             421,453             336,846           2,508,737
Other                                          46,792                   -             176,435               1,000
                                   ------------------------------------------------------------------------------
Total assets                         $     11,067,504     $       421,836       $     528,995      $    2,517,334
                                   ==============================================================================

LIABILITIES AND EQUITY
Payable to ARKSYS                    $      1,065,921     $         1,000       $       8,851      $        1,874
Other payables                                 35,378               5,268              67,770              28,729
Debt                                        9,543,270             421,453                   -           2,218,547
Capital                                       364,928              33,654             595,629             473,824
Retained earnings (deficit)                    58,007             (39,539)           (143,255)           (205,640)
                                   ------------------------------------------------------------------------------
Total liabilities and equity         $     11,067,504     $       421,836       $     528,995      $    2,517,334
                                   ==============================================================================

Revenue                              $        357,139     $             -       $     109,223      $       11,003
Cost of sales                                       -                   -             (43,753)                  -
Operating expenses                           (299,132)            (39,539)           (208,726)           (216,643)
                                   ------------------------------------------------------------------------------
Net income (loss)                    $         58,007     $       (39,539)      $    (143,255)     $     (205,640)
                                   ==============================================================================
Percent owned by ARKSYS                            50%                 50%              33.33%                 20%
                                   ==============================================================================

None of the debt incurred by the above entities is with recourse to the owners.

6. EMPLOYEE BENEFIT PLANS

ARKSYS has established a Profit Sharing and 401(k) plan for all employees who have completed one year of service. Each plan participant can contribute up to the maximum amount allowed by the Internal Revenue Service to the Plan through payroll deductions. ARKSYS's matching contribution to the plan is discretionary and is determined each year by the Board of Directors. The employees' vested percentage regarding the employer's contribution varies according to years of service. ARKSYS's expense for contributions to the plan for 1997 and 1996 was $287,624 and $230,009, respectively.

ARKSYS maintains a self-funded health insurance program which covers all full-time employees and their families at no charge to the employees. In order to administer this program, ARKSYS has entered into a contractual agreement with a third party administrator by which ARKSYS pays a monthly service fee to the administrator based upon employee enrollment. ARKSYS has also purchased stop/loss insurance to limit ARKSYS's liability to $25,000 per employee per year and a total loss on all claims to approximately $21,400 per month. Health care claims are accrued as the services are rendered and, accordingly, the cost of claims incurred but not yet paid of approximately $63,000 and $40,000 at December 31, 1997 and 1996, respectively is included in accounts payable in the accompanying balance sheets.

Until October 1, 1996, ARKSYS also had a nonqualified, unfunded deferred compensation plan for certain key executives providing for payments upon retirement or death. The retirement benefit to be provided was based upon the length of service rendered and a fixed amount determined at the date of initial participation. The deferred compensation expense for 1996 was $73,395. The liability had a present value, at an assumed discount rate of 9%, of $404,195 at the date of termination ARKSYS had insured the lives of the participants in the deferred compensation plan to assist in the funding of the deferred compensation liability. On October 1, 1996, ARKSYS terminated the deferred compensation plan. As of December 31, 1996, five of the seven participants in the deferred compensation plan had received life insurance policies in their names, in full settlement of the related liability, which resulted in a loss of approximately $55,000.

In 1997, the obligation related to the remaining two participants was converted into a new retirement agreement under which payments are to be made monthly beginning in 2012, for a maximum of 15 years, to either the employee or their beneficiary. The deferred compensation expense under this new agreement was $72,595 for 1997. The liability had a present value, at an assumed discount rate of 9%, of $476,790 at December 31, 1997. ARKSYS has insured the lives of the participants covered by the new retirement agreement to assist in funding of the deferred compensation liability by acquiring insurance contracts with a combined cash surrender value of $504,400 at December 31, 1997. The assets and liabilities are reported gross in the accompanying balance sheets because the insurance contracts have not been irrevocably assigned to the employees or any plan or trust and accordingly, the insurance contracts are subject to the claims of creditors.

7. STOCK OPTION PLAN

In 1996, ARKSYS established a stock-based compensation plan under which stock options may be granted to officers and other key employees. The plan provides for option prices based on the fair value of the stock on the date the option is granted, as established by the Board of Directors based upon a formula which takes into consideration the Company's book value, gross sales and retained earnings. Options granted under this plan become exercisable in five equal installments commencing one year from the date of the grant.

Shares issued pursuant to options granted under this plan shall not exceed 1,000,000.

Transactions relating to the stock-based compensation plan are summarized as follows:

                                                                                         WEIGHTED
                                                                       NUMBER OF      AVERAGE PRICE
                                                                         SHARES         PER SHARE
                                                                   ----------------------------------
Options outstanding at January 1, 1996                                           -       $        -
 Granted                                                                    60,250             6.46
 Exercised                                                                       -                -
                                                                   ----------------------------------
Options outstanding at December 31, 1996                                    60,250             6.46
 Granted                                                                   215,251             6.91
 Exercised                                                                    (200)            6.46
 Terminated                                                                 (9,000)            6.57
                                                                   ----------------------------------
Options outstanding at December 31, 1997                                   266,301       $     6.82
                                                                   ==================================

As of December 31, 1997, options for 27,534 shares were exercisable and 733,499 shares were available for stock option grants under the 1996 plan.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards in 1997 and 1996 consistent with the provisions of SFAS 123, the Company's pro forma net income would have been $197,131 and $384,460, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for grants in 1997: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 6.73% and expected life of 5 years. The following weighted-average assumptions were used for grants in 1996: dividend yield of 0%; expected volatility of 0%, risk-free interest rate of 6.55% and expected life of 5 years.

8. EMPLOYEE STOCK PLANS

The Company also has an employee stock purchase plan for purposes of providing employees with ownership opportunities. The Plan is a non-compensatory plan available to all employees who have completed three full quarters of employment. After meeting the length of employment requirement, an employee accrues rights at the rate of twenty shares per full quarter of employment if employed prior to March 1, 1991. Employees who were employed subsequent to February 28, 1991 accrue ten purchase rights per quarter. Employees who were employed prior to December 31, 1980 accrue four hundred rights per full quarter of employment. Rights granted on or after March 1, 1991 expire if not exercised within three years. Shares of stock purchased with these rights fully vest to the employee immediately upon purchase. All purchases and sales of stock are at values established by the Board of Directors based upon a formula which takes into consideration the Company's book value, gross sales, and retained earnings. The Company retains a right of first refusal on all proposed sales of Company stock.

The Board of Directors may also grant purchase rights to employees on a discretionary basis. Shares of stock purchased with these granted rights vest to the employee over a five year period.

There were rights to purchase 30,213 and 28,653 shares of stock outstanding at December 31, 1997 and 1996, respectively. Rights were exercised to purchase 2,570 shares in 1997 and 3,201 shares in 1996. During 1996, the Company purchased 113,441 rights from employees for $1 per right with the purchase price recorded in operations.

9. LINE OF CREDIT

At December 31, 1997, ARKSYS had a $1,500,000 unused line of credit with a bank to be drawn upon as needed, with interest at the lower of 10.0% or the New York Premium rate. The line expires on July 5, 1998.

10. FEDERAL AND STATE INCOME TAXES

Significant components of the Company's deferred tax liabilities and assets as of December 31, are as follows:

                                                                   1997
                                                 CURRENT        NONCURRENT          TOTAL
                                           ------------------------------------------------------
Deferred tax liabilities:
  Property and equipment                     $                      $(92,534)       $ (92,534)
  Deferred revenue                                 (123,850)               -         (123,850)
  Other                                                   -             (940)            (940)
  Prepaid expenses                                   (4,323)               -           (4,323)
                                           ------------------------------------------------------
Total deferred tax liabilities                     (128,173)         (93,474)        (221,647)

Deferred tax assets:
  Bad debt reserve                                   96,491                -           96,491
  Deferred rent                                           -           26,257           26,257
  Deferred compensation                                   -          182,563          182,563
  Accrued medical claims                             14,641                -           14,641
  Accrued bonuses                                   111,274                -          111,274
  Accrued vacation                                  118,756                -          118,756
  Other                                               2,262              939            3,201
                                           ------------------------------------------------------
Total deferred tax assets                           343,424          209,759          553,183
                                           ------------------------------------------------------
Net deferred tax (liabilities)/assets        $      215,251         $116,285        $ 331,536
                                           ======================================================

                                                                   1996
                                                 CURRENT        NONCURRENT          TOTAL
                                           ------------------------------------------------------
Deferred tax liabilities:
  Property and equipment                     $            -        $(200,285)       $(200,285)
  Deferred revenue                                 (132,535)               -         (132,535)
  Other                                                (961)               -             (961)
                                           ------------------------------------------------------
Total deferred tax liabilities                     (133,496)        (200,285)        (333,781)

Deferred tax assets:
  Bad debt reserve                                   96,491                -           96,491
  Deferred rent                                           -           16,816           16,816
  Deferred compensation                                   -          154,766          154,766
  Accrued medical claims                             14,703                -           14,703
  Accrued bonuses                                         -                -                -
  Accrued vacation                                  144,162                -          144,162
  Billings in excess of earnings                     91,707                -           91,707
  Other                                              14,824            7,653           22,477
                                           ------------------------------------------------------
Total deferred tax assets                           361,887          179,235          541,122
                                           ------------------------------------------------------
Net deferred tax (liabilities)/assets        $      228,391        $ (21,050)       $ 207,341
                                           ======================================================

A reconciliation of the statutory federal income tax rate to the Company's effective rate is presented below.

                                                                   1997            1996
                                                            -----------------------------------
Income tax at the statutory rate of 34%                             $122,439      $ 164,646
Federal income tax effects of:
  State income taxes                                                  (3,637)        (5,988)
  Nondeductible portion of meals and entertainment                    10,915         53,291
  Cash surrender value of life insurance                             (15,719)             -
  Benefit of nontaxable income from Arkansas Systems, Inc.
    International                                                    (37,563)      (104,752)
    Other                                                             28,989        (33,926)
                                                            -----------------------------------
Federal income taxes                                                 105,424         73,271
State income taxes                                                    10,696         17,612
                                                            -----------------------------------
Provision for income taxes                                          $116,120      $  90,883
                                                            ===================================

Income taxes paid for the years ended December 31, 1997 and 1996 was $6,500 and $252,500, respectively.

11. RELATED PARTY

During 1996, ARKSYS entered into an agreement with Arkansas Systems Building Company, LLC, an affiliate, to lease office space. The lease is classified as an operating lease and provides for specified annual percentage increases. Minimum future rental payments under this noncancelable operating lease as of December 31, 1997, for each of the next 5 years and in the aggregate are:

      1998                                         $ 1,040,625
      1999                                           1,071,844
      2000                                           1,103,999
      2001                                           1,137,119
      2002                                           1,171,233
      Thereafter                                     5,608,532
                                                   -----------
      Total minimum future rental payments         $11,133,352
                                                   ===========

ARKSYS incurred $1,071,242 and $366,464 of lease expense in 1997 and 1996, respectively.

12. COMMITMENTS


The Company has an agreement with a former shareholder to repurchase shares of the Company's common stock over a period extending through 2006. Under the terms of the agreement the Company will pay the former shareholder $60,360 in 1998; $60,321 in 1999; $60,273 in 2000; $60,306 in 2001; $60,255 in 2002 and $233,208
thereafter.

13. SUBSEQUENT EVENT

In February 1998, the Company entered into a Retirement and General Release Agreement with its former president. A lump sum payment of $400,000 was made to the former president in February under the terms of the agreement. In addition, the agreement obligates the Company to repurchase shares of its common stock from the former president with an aggregate value up to $1,000,000. The Company may repurchase as many shares in any given year as the former president is willing to sell, however, the Company's obligation to repurchase is limited to an amount equal to 38% of the net after-tax profits of the Company for the immediately preceding year.

14. YEAR 2000 CONSIDERATION--UNAUDITED

ARKSYS has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. ARKSYS currently expects the project to be substantially complete by early 1999. ARKSYS does not expect this project to have a significant effect on operations.

          ARKSYS CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1998
                                   UNAUDITED
                                (IN THOUSANDS)


ASSETS
Current assets
     Cash and Cash equivalents                                                  $ 1,689
     Investment securities                                                            7
     Accounts receivable, net                                                     3,553
     Note receivable from affiliate                                                  27
     Costs and estimated earnings in excess of billings on
        software installation contracts                                             475
     Income taxes receivable                                                        139
     Deferred income taxes                                                          384
     Prepaid expenses and other assets                                              125
                                                                                --------

Total current assets                                                              6,399

Investment in affiliates                                                            353
Net property and equipment                                                          825
Cash surrender value of life insurance policies                                     928
                                                                                --------
TOTAL ASSETS                                                                    $ 8,505
                                                                                ========

LIABILITIES
Current liabilities
     Accounts payable                                                           $   364
     Accrued expenses                                                             1,029
     Advance payments on contracts                                                1,384
     Billings in excess of costs and estimated earnings on
        software installation contracts                                             293
                                                                                --------

Total Current Liabilities                                                         3,070

Deferred compensation                                                               500
Deferred rent                                                                       175
                                                                                --------

Total Liabilities                                                                 3,745
                                                                                --------

STOCKHOLDERS' EQUITY

Common stock                                                                          1
Additional paid in capital                                                          393
Retained earnings                                                                 6,192
Treasury stock                                                                   (1,826)
                                                                                --------

Total Stockholders equity                                                         4,760
                                                                                --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 8,505
                                                                                ========

       CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTH PERIODS
                       ENDED SEPTEMBER 30, 1998 AND 1997
                                   UNAUDITED
                                (IN THOUSANDS)

                                                       Nine Months ended
                                                  September 30,   September 30,
                                                      1998            1997
                                                      ----            ----
REVENUE
Software, maintenance and related revenue           $ 8,618           $ 8,357
Other                                                   331                53
                                                    ---------------------------

Total Revenue                                         8,949             8,410

OPERATING EXPENSE

Salaries, wages and employee benefits                 7,018             6,109
Depreciation                                            201               164
Other general and administrative                      2,410             2,047
                                                    ---------------------------

Total Operating Expenses                              9,629             8,320

Earnings (loss) from Operations                        (680)               90

OTHER INCOME (EXPENSE)

Interest income                                          65                79
                                                    ---------------------------

Income (loss) before equity loss of affiliates and
income taxes                                           (615)              169
Equity in loss of affiliates                            (27)              (13)
                                                    ---------------------------
(Loss) income before income taxes (benefit) expense:   (642)              156

                                                    ---------------------------
Income tax (benefit) expense                           (199)                9
                                                    ---------------------------

NET (LOSS) INCOME                                   $  (443)          $   147
                                                    ===========================

       CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTH PERIODS
                       ENDED SEPTEMBER 30, 1998 AND 1997
                                   UNAUDITED
                                (IN THOUSANDS)

                                                               Nine months ended September 30,
                                                                    1998             1997
                                                                    ----             ----
OPERATING ACTIVITIES
Net income (loss)                                                $    (443)      $      147
Adjustments to reconcile net (loss) income to cash
  provided by (used in) operating activities:
      Depreciation                                                     201              164
      Undistributed loss of affiliates                                  27               13
      Loss from sale of property                                         -              157
      Deferred income taxes                                            (52)             (93)
Changes in operating assets and liabilities:
  Accounts and other receivables                                      (649)          (1,246)
  Receivable from affiliates                                           389              689
  Income taxes receivable                                             (139)              19
  Income taxes payable                                                (189)              60
Costs and estimated earnings in excess of billings on
    software installation contracts                                    165             (118)
Note receivable from affiliate                                           -              (18)
Deferred income taxes                                                    -              229
  Prepaid expenses and other assets                                    (10)              42
Investment securities                                                                    51
  Cash surrender value of life insurance policies                      (81)             (39)
  Accounts payable and accrued expenses                               (149)              20
  Advance payments on contracts                                        131              316
  Billings in excess of costs and estimated earnings on
    software installation contracts                                    (23)              (3)
  Deferred compensation                                                 23              (47)
  Deferred rent                                                        107              (14)
                                                                 ---------------------------------
Net cash (used) provided by operating activites                       (692)             329
                                                                 ---------------------------------

INVESTING ACTIVITIES

Proceeds from sale of property and equipment                             -              829
Proceeds from maturity of investments                                   50               16
Purchases of property and equipment                                   (146)             (45)
Increase in investment in affiliates                                   120               51
                                                                 ---------------------------------
Net cash provided by investing activities                               24              851
                                                                 ---------------------------------

FINANCING ACTIVITIES

Proceeds from sale of stock                                              6                6
Purchases of treasury stock                                            (87)             (50)
                                                                 ---------------------------------
Net cash used by financing activities                                  (81)             (44)
                                                                 ---------------------------------
(Decrease) increase in cash and cash equivalents                      (749)           1,136

Cash and cash equivalents:
  Beginning balance                                                  2,438              579
                                                                 ---------------------------------
  Ending balance                                                 $   1,689       $    1,715
                                                                 =================================

       INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                  INFORMATION


The unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 1998 and for the year ended December 31, 1997 are set forth on the following pages. The unaudited pro forma financial information has been prepared utilizing the historical financial statements of Euronet Services Inc ("ESI") and Arkansas Systems Inc. ("ARKSYS"). Accordingly, the pro forma financial information gives pro forma effect to the acquisition of ARKSYS as if it had occurred as of January 1, 1997 for purposes of the statements of operations and the balance sheet.

The acquisition has been accounted for under the purchase method of accounting and the pro forma financial information has been prepared on such basis of accounting utilizing estimates and assumptions as set forth below and in the notes thereto.

The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined companies, or of the financial position or the results of operations of the combined companies, that would have actually occurred had the acquisitions been consummated on such date or as of the periods described above.

The preliminary purchase price allocations reflected in the pro forma financial information have been based on preliminary estimates of the respective fair value of assets and liabilities which may differ from the actual allocations, and are subject to revision based on further studies and valuations. Certain valuations of significant tangibles and intangible assets are being carried out by independent valuation experts. Management has determined a preliminary allocation of the purchase price to goodwill, in-progress research and development, developed technology and other intangibles such as trademarks, assembled work force and the current installation base. Once the independent valuation is complete management believes that a portion of the intangibles may be reallocated. Certain amounts in the historical financial statements of ARKSYS have been reclassified to conform to the financial presentation of ESI.

         PRO FORMA CONDENSED COMBINED BALANCE SHEET SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                (IN THOUSANDS)

                                                                Euronet         Arkansas         ESI/        Pro Forma
                                                              Services Inc.    Systems Inc.      ARKSYS        Combined
                                                              September 30,   September 30,    Pro Forma    September 30,
                                                                  1998            1998        Adjustments        1998
                                                              -------------   -------------   -----------   -------------
Assets

Current assets:

  Cash and cash equivalents............................          $60,791          $1,689      $(18,255)        $44,225
  Restricted cash......................................           12,865               -                        12,865

  Trade accounts receivable, net.......................            1,299           3,482          (228)          4,553
  Costs and estimated earnings in excess of billings on                -             475                           475
software installation contracts

  Investment securities................................           29,230               7                        29,237
  Prepaid expenses and other current assets............            3,471             362                         3,833

                                                            -------------------------------------------------------------
  Total current assets..................................         107,656           6,015       (18,483)         95,188
  Property, plant and equipment, net....................          29,902             825          (601)         30,126
  Deferred financing costs                                         3,228               -                         3,228


Purchased research and development                                     -               -         1,500               -
                                                                                                (1,500)
  Other intangibles, net                                                                        11,967          11,967
  Investments in affiliates                                            -             353         (153)             200
  Cash surrender value of life insurance policies                      -             928         (500)             428
  Deposits for ATM leases...............................           2,020               -                         2,020
  Deferred income taxes.................................             571             384           607           1,562
                                                             --------------------------------------------------------------
   Total assets.........................................    $    143,377    $      8,505     $  (7,163)   $    149,719
                                                             ==============================================================
Liabilities and stockholders' equity

Current liabilities:

  Trade accounts payable................................    $      5,056    $        364     $    (228)   $      5,192
  Advance payments on contracts                                        -           1,384                         1,384
  Billings in excess of costs and estimated earnings on
software installation contracts                                        -             293                           293
  Current installments of capital leases obligations....           4,035               -                         4,035
  Accrued expenses and other............................           1,252           1,029                         2,281
                                                             -------------------------------------------------------------
   Total current liabilities............................          10,343           3,070          (228)         13,185
  Obligations under capital leases, excluding
   current installments.................................           8,041                                         8,041
Notes Payable ..........................................          90,807                                        90,807
  Other long-term liabilities...........................               -             675          (675)              -

                                                             -------------------------------------------------------------
    Total liabilities...................................         109,191           3,745          (903)        112,033
Stockholders' equity:

  Common stock, $0.02 par value; 30,000,000 shares
   authorized; issued and outstanding 15,213,453
shares in 1998 and 15,133,321 shares in 1997............             306               1            (1)            306
  Warrants .............................................           1,725               -                         1,725
  Treasury stock........................................              (4)         (1,826)        1,826              (4)
  Additional paid in capital............................          63,468             393          (393)         63,468
  Subscription receivable...............................             (51)              -                           (51)
  Retained Earnings (accummulated losses)...............         (32,138)          6,192        (7,692)        (33,638)
  Restricted reserve                                                 784               -                           784
  Cumulative translation adjustment                                   96               -                            96
                                                             -------------------------------------------------------------
   Total stockholders' equity                                     34,186           4,760        (6,260)         32,686
                                                             -------------------------------------------------------------
   Total liabilities and stockholders' equity               $    143,377    $      8,505     $  (7,163)   $   (149,719)
                                                             =============================================================

         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
                  NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                (IN THOUSANDS)


                                                        Euronet         Arkansas                      Pro Forma
                                                     Services Inc.    Systems Inc.                     Combined
                                                      Nine Months     Nine Months        ESI/        Nine Months
                                                         Ended           Ended          ARKSYS          Ended
                                                     September 30,   September 30,     Pro Forma    September 30,
                                                          1998            1998        Adjustments        1998
                                                     -------------   -------------    -----------   -------------
Revenue:
  Transaction revenue                                  $7,214           $              $              $7,214
  Software, maintennce and
  related revenue                                                        8618           (301)          8,317
  Other                                                   537             331                            868
                                                     ----------------------------------------------------------
 Total revenue                                          7,751           8,949           (301)         16,399


 Operating expenses:
  ATM Operating costs                                   9,226                                          9,226
  Salaries and benefits                                 5,973            7018                         12,991
  Rent and utilities                                    1,023             988                          2,011
  Professional fees                                     1,414             168                          1,582
  Travel & meals                                          974             429                          1,403
  Amortization of intangibles                                                          1,254           1,254
  Depreciation                                            906             201            (16)          1,091
  Other income/expense                                  2,092             825                          2,917
                                                      ----------------------------------------------------------
 Total SG&A                                            21,608           9,629          1,238          32,475


 Financial Costs:
  Interest expense                                      4,606                                          4,606
  Equity in loss of affiliates                                             27                             27
  Foreign exchange loss                                   409                                            409
  Interest income                                      (1,704)            (65)                        (1,769)
                                                     ----------------------------------------------------------
 Total financial costs                                  3,311             (38)                         3,273

  Deferred tax benefit                                                   (199)                          (199)
                                                     ----------------------------------------------------------
 Net (Loss)                                          $(17,168)         $ (443)        $(1,539)      $(19,150)
                                                     ==========================================================

Loss per common outstanding......................................................................   $  (1.26)
Weighted average shares outstanding..............................................................     15,168

         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
                         YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                (IN THOUSANDS)


                                                        Euronet         Arkansas                      Pro Forma
                                                     Services Inc.    Systems Inc.       ESI/          Combined
                                                       Year ended      Year ended       ARKSYS        Year ended
                                                      December 30,    December 30,     Pro Forma     December 30,
                                                          1997            1997        Adjustments        1997
                                                      ------------    ------------    -----------    ------------
REVENUE:
   Transaction revenue                              $ 4,627            $     -          $     -          $ 4,627
   Software, maintenance and
   related revenue                                        -             11,143             (358)          10,785
   Other                                                663                241                               904
                                                     --------------------------------------------------------------
 Total revenue                                        5,290             11,384             (358)          16,316


 OPERATING EXPENSES:
   ATM Operating costs                                5,180                  -                -            5,180
   Salaries and benefits                              3,796              8,147                -           11,943
   Rent and utilities                                   783              1,039                -            1,822
   Professional fees                                  1,166                177                -            1,343
   Travel and meals                                     701                568                -            1,269
   Amortization of intangibles                            -                  -            1,672            1,672
   Depreciation                                         268                261              (17)             512
   Other income/expense                               1,926                925                -            2,851
                                                     --------------------------------------------------------------
 Total SG&A                                          13,820             11,117            1,655           26,592


 Financial Costs:
   Interest expense                                   1,152                  -                -            1,152
   Equity in loss of affiliates                           -                 17                -               17
   Foreign exchange gain                                 (8)                 -                -               (8)
   Interest income                                   (1,609)              (111)               -           (1,720)
                                                     --------------------------------------------------------------
 Total financial income                                (465)               (94)               -             (559)

   Deferred tax (benefit)/expense                      (100)               116                -               16
                                                     --------------------------------------------------------------

 Net Income (Loss)                                  $(7,965)           $   245          $(2,013)         $(9,733)
                                                     --------------------------------------------------------------

Loss per common outstanding...........................................................................   $ (0.79)
Weighted average shares outstanding...................................................................    12,381

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Balance Sheet

1)   Cash and cash equivalents. Adjusted to reflect the cash paid to acquire
     ARKSYS.
2) Trade accounts receivable. Elimination of inter-company balances as at balance sheet date.
3) Property, plant and equipment. Elimination of ARKSYS software capitalized by ESI and assets (land) not acquired in Merger.
4) Purchased research and development. Records the initial allocation of identified acquired in-progress research and development of $1,500,000 and the one time write-off of that amount. This amount has been charged through the opening retained earnings.
5) Other intangibles. To record the allocation of the purchase price to identified intangibles including developed technology (approximately $5,000,000), goodwill (approximately $4,000,000), trademarks, install base and assembled workforce.
6) Investments in affiliates. Records the elimination of certain affiliates not acquired in the Merger and the write-up to fair market value of the one affiliate retained.
7) Cash surrender value of life insurance policies. Records the elimination of deferred compensation related to the portion not acquired in the Merger.
8) Trade accounts payable. Elimination of inter-company balances as at balance sheet date.
9) Other long term liabilities. Records the elimination of deferred compensation related to the portion not acquired in the Merger and the elimination of deferred rent to adjust to fair market value.
10)  Total stockholder's equity. To eliminate ARKSYS' equity.

Statement of operations

1) Software, maintenance and related revenue. To eliminate inter-company transactions for the periods.
2) Amortization of intangibles. To record the amortization of acquired identifiable intangibles over periods of four to ten years.
3) Depreciation. To eliminate depreciation charges in the period related to inter-company assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Euronet Services Inc.



                            By: /s/ Daniel R. Henry
                               ----------------------------
                                Daniel R. Henry
                                Chief Operation Officer

Date: February 16, 1999